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                                                                   EXHIBIT 23.5

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in the Joint Prospectus constituting part of this Registration Statement on Form S-4 of American Radio Systems Corporation and EZ Communications, Inc. of our report dated September 11, 1996 relating to the combined financial statements of CBC of Baltimore, Inc. (d/b/a WOCT-FM) and WWMX-FM, Inc. (wholly-owned subsidiaries of Capitol Broadcasting Company, Inc.), which appears in such Prospectus. We also consent to the references to us under the headings "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
Raleigh, North Carolina
October 30, 1996